UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 10, 2007

LookSmart, Ltd.

(Exact name of registrant as specified in its charter)

Delaware	000-26357	13-3904355
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

625 Second Street, San Francisco, California	94107
(Address of principal executive offices)	(Zip Code)

(415) 348-7000

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01:	Entry into a Material Definitive Agreement

Effective June 10, 2007, the Board of Directors of LookSmart, Ltd. (the “Company”) amended certain provisions of the Company’s 2007 Equity Incentive Plan (the “Plan”), which Plan has been submitted to the Company’s stockholders for approval at its June 19, 2007 annual meeting of stockholders. The amendments amend Sections 8(c), 8(h) and 15(a) of the Plan to clarify that no “Repricing”, as defined in the Plan, can be effected without the Company obtaining stockholder approval. In particular, the amendments clarify that the buyout provisions set forth in Section 8(h) are subject to the previously included prohibition on repricing of options and stock appreciation rights without stockholder approval. By filing this Report on Form 8-K, the Company does not intend to suggest or confirm that these proposed amendments are material amendments to the Plan.

Item 9.01:	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit 10.1	LookSmart, Ltd.’s 2007 Equity Incentive Plan, as amended through June 10, 2007

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LookSmart, Ltd.
(Registrant)

By:	/s/ John Simonelli
John Simonelli
Chief Financial Officer

Date: June 11, 2007

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EXHIBIT INDEX

Exhibit No.	Description
10.1	LookSmart, Ltd.’s 2007 Equity Incentive Plan, as amended through June 10, 2007

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